EXHIBIT 4.1

INTERACTIVE DATA
FINANCIAL TIMES
                               100 William Street
                             New York, NY 10038 USA

                               Tel: (212) 269-6300
                               Fax: (212) 771-6929
                           www. FTInteractiveData.com
                                 April 16, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


RE:      Van Kampen Focus Portfolios
         Central Equity Trust, Diversified Income Series 2,
         (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-57606
--------------------------------------------------------------------------------


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations